UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2019

SKY PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-99455	32-0027992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5605 FM, Suite 500, Frisco, TX 75036
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (469) 319-1300

17330 Preston Road, Unit 200, Dallas, Texas 75252
Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A		N/A

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ___

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ___

Item 8.01.  Other Events

On November 5, 2019, Sky Petroleum, Inc.. (the “Company”) received an extension of the Agreement Contract dated January 17, 2019, for the Sale and Purchase of Libyan Crude Oil FOB (the “Agreement”) by and between the Company and National Oil Corporation (Benghazi-Libya) (the “National Oil Corporation (Libya)”).  Under the terms of the extension, the time period to initial the first shipment by the Company is extended to the period from November 3, 2019 until April 30, 2020.  Separately, the National Oil Corporation (Libya), at its call, allocated to the Company 3,000,000 barrels of Sarir/Messia blend crude oil loading Marsa El Hariga port on FOB the Company, to be loaded between November 14, 2019 to April 30, 2020.  National Oil Corporation (Libya) will accommodate the Company’s nominated vessel, subject to regulatory compliance.  The Company may elect to load the crude oil on a United States flagged vessel.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SKY PETROLEUM, INC.
November 20, 2019	By: /s/ Karim Jobanputra Karim Jobanputra Chief Executive Officer